Exhibit (a)(1)(M)

REVLON, INC.
OFFER TO EXCHANGE
CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE
FOR
SERIES A PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 7, 2009 UNLESS EXTENDED OR EARLIER TERMINATED. TENDERS MAY BE WITHDRAWN PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is the Third Amended and Restated Offer to Exchange, dated September 24, 2009 (the “Offer to Exchange”), and the related Amended and Restated Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Revlon, Inc. (“Revlon” or the “Issuer”) to exchange each share of Revlon’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), for one (1) share of Revlon’s newly-issued Series A preferred stock, par value $0.01 per share (the “Series A Preferred Stock”), from the holders thereof (the “Holders”).

This material is being forwarded to you as the beneficial owner of the shares of Class A Common Stock held by us for your account but not registered in your name. A tender of such shares of Class A Common Stock may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the shares of Class A Common Stock held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Exchange and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the shares of Class A Common Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 11:59 p.m., New York City time, on October 7, 2009 (the “Expiration Date”), unless extended or terminated by the Issuer. Any shares of Class A Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer provides you the opportunity to exchange your shares of Class A Common Stock on a one-for-one basis for the newly-issued Series A Preferred Stock.

2. The Exchange Offer is subject to certain conditions set forth in the Offer to Exchange in the section captioned “Terms of the Exchange Offer — Conditions to the Exchange Offer,” including the Minimum Condition that at least 7,500,000 shares of Class A Common Stock not beneficially owned by MacAndrews & Forbes Holdings Inc. (together with its affiliates, “MacAndrews & Forbes”) are tendered.

3. The Exchange Offer expires at 11:59 p.m., New York City time, on the Expiration Date, unless extended by the Issuer.

If you wish to have us tender your shares of Class A Common Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender shares of Class A Common Stock.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Revlon, Inc. with respect to its shares of Class A Common Stock.

This will instruct you to tender the shares of Class A Common Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Number of shares of Class A Common Stock to be tendered:*

Account Number:

Dated:

*	Unless otherwise indicated, we are authorized to tender all shares of Class A Common Stock held by us for your account.

PLEASE SIGN HERE

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the shares of Class A Common Stock held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the shares of Class A Common Stock held by us for your account.

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